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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF AMSCAN HOLDINGS, INC.


             Name Under Which Subsidiary        State or Jurisdiction of
             Does Business                      Incorporation
             -------------                      -------------
             Amscan Inc.                        New York
             Trisar, Inc.                       California
             Am-Source, Inc.                    Rhode Island
             SSY Realty Corp.                   New York
             JCS Realty Corp.                   New York